UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

On December 18, 2017, PHI, Inc. (the “Company”) entered into an amending agreement (the “Amending Agreement”) with HNZ Group Inc. (“HNZ”) and the other parties to the previously-announced arrangement agreement dated October 30, 2017 (the “Arrangement Agreement”), which makes certain amendments to the pre-closing reorganization set forth in the Arrangement Agreement and certain technical amendments to the related statutory plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Transaction”).

On December 20, 2017, HNZ and the Company issued a press release announcing that the HNZ shareholders have approved the Transaction, and that the Québec Superior Court has issued a final order approving the Transaction. With these approvals, substantially all conditions to the closing of the Transaction are now satisfied and, as a result, it is expected that the Transaction will be completed in late December 2017.

A copy of the Amending Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Additionally, a copy of the Amending Agreement has also been posted on HNZ’s website and was filed on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators under HNZ’s SEDAR profile and is available free of charge on www.sedar.com. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Amending Agreement to Arrangement Agreement, dated December 18, 2017, by and among HNZ Group Inc., PHI, Inc., 2075568 Alberta ULC and Don E. Wall

99.1	Press release issued by HNZ Group Inc. and PHI, Inc., dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, INC.

Date: December 20, 2017	By:	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary